UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

April 20, 2018
Date of Report (Date of earliest event reported)

QUALCOMM Incorporated
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-19528	95-3685934
(Commission File Number)	(IRS Employer Identification No.)

5775 Morehouse Drive, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

858-587-1121
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 20, 2018, QUALCOMM Incorporated, a Delaware corporation (“Qualcomm”), entered into Amendment No. 1 (the “2016 Credit Agreement Amendment”), among Qualcomm, the lenders party thereto and Goldman Sachs Bank USA, as administrative agent, to the Credit Agreement dated as of November 8, 2016 (the “2016 Credit Agreement”), among Qualcomm, the lenders party thereto and Goldman Sachs Bank USA, as administrative agent, the proceeds of which will be used, in part, to finance the proposed acquisition of NXP Semiconductors N.V., a public limited liability company organized under the laws of The Netherlands (“NXP”), by Qualcomm River Holdings B.V., a private company with limited liability organized under the laws of The Netherlands and an indirect, wholly-owned subsidiary of Qualcomm  (“Qualcomm River Holdings”), pursuant to that certain purchase agreement dated as of October 27, 2016 (as amended by Amendment No. 1, dated as of February 20, 2018, and Amendment No. 2, dated as of April 19, 2018, the “Acquisition Agreement”), by and between Qualcomm River Holdings and NXP.  The 2016 Credit Agreement Amendment (i) extends the automatic termination date of the commitments under the 2016 Credit Agreement to the date that is five business days following July 25, 2018, (ii) establishes a maturity date of April 25, 2021 for any term loans drawn under the 2016 Credit Agreement, (iii) amends the definition of “Acquisition Agreement Letter of Credit” to reference the definition of “Letters of Credit” in Amendment No. 2, dated as of April 19, 2018, to the Acquisition Agreement (the “Acquisition Agreement Amendment”), (iv) (x) consents to each modification, consent, amendment or waiver to the Acquisition Agreement (A) to the extent any of the foregoing extend, or have the effect of extending, the End Date (as defined in the Acquisition Agreement) to no later than July 25, 2018 or (B) otherwise set forth in the Acquisition Agreement Amendment and (y) waives the requirement for arranger consent pursuant to Section 4.02(b) of the 2016 Credit Agreement solely with respect to the Acquisition Agreement Amendment and (v) eliminates the requirement that Qualcomm deliver (A) audited and unaudited financial statements for NXP and (B) pro forma financial statements for Qualcomm giving effect to the transactions contemplated by the 2016 Credit Agreement (and such other acquisitions).

The foregoing description of the 2016 Credit Agreement Amendment is not complete and is qualified in its entirety by reference to the 2016 Credit Agreement Amendment, which is filed as Exhibit 10.1 to this Form 8-K.

On April 20, 2018, Qualcomm also entered into Amendment No. 1 (the “2018 Credit Agreement Amendment”), among Qualcomm, the lenders party thereto and Goldman Sachs Bank USA, as administrative agent, to the Credit Agreement dated as of March 6, 2018 (the “2018 Credit Agreement”), among Qualcomm, the lenders party thereto and Goldman Sachs Bank USA, as administrative agent, certain of the proceeds of which will be used, in part, to finance the proposed acquisition of NXP by Qualcomm River Holdings pursuant to the Acquisition Agreement, and will otherwise be used for working capital, capital expenditures and other general corporate purposes.  The 2018 Credit Agreement Amendment (i) (x) extends the automatic termination date of the term commitments under the 2018 Credit Agreement to the date that is five business days following July 25, 2018 and (y) extends the automatic termination date of the revolving commitments under the 2018 Credit Agreement to the date that is five business days following July 25, 2018 (if the closing date under the 2018 Credit Agreement has not yet occurred), (ii) amends the definition of “Acquisition Agreement Letter of Credit” to reference the definition of “Letters of Credit” in the Acquisition Agreement Amendment, (iii) (x) consents to each modification, consent, amendment or waiver to the Acquisition Agreement (A) to the extent any of the foregoing extend, or have the effect of extending, the End Date (as defined in the Acquisition Agreement) to no later than July 25, 2018 or (B) otherwise set forth in the Acquisition Agreement Amendment and (y) waives the requirement for arranger consent pursuant to Section 4.02(b) of the 2018 Credit Agreement solely with respect to the Acquisition Agreement Amendment and (iv) eliminates the requirement that Qualcomm deliver audited and unaudited financial statements for NXP.

The foregoing description of the 2018 Credit Agreement Amendment is not complete and is qualified in its entirety by reference to the 2018 Credit Agreement Amendment, which is filed as Exhibit 10.2 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)            Exhibits

Exhibit No.	Exhibit

10.1
Amendment No. 1, dated as of April 20, 2018, among QUALCOMM Incorporated, the lenders party thereto and Goldman Sachs Bank USA, as administrative agent, to the Credit Agreement dated as of November 8, 2016, among QUALCOMM Incorporated, the lenders party thereto and Goldman Sachs Bank USA, as administrative agent.

10.2
Amendment No. 1, dated as of April 20, 2018, among QUALCOMM Incorporated, the lenders party thereto and Goldman Sachs Bank USA, as administrative agent, to the Credit Agreement dated as of March 6, 2018, among QUALCOMM Incorporated, the lenders party thereto and Goldman Sachs Bank USA, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALCOMM Incorporated

Date: April 24, 2018	By:	/s/ George S. Davis
Name: George S. Davis
Title: Executive Vice President and Chief
Financial Officer